Exhibit 99.1

Silver Spike Investment Corp. Reports Fiscal Year End 2022 Financial Results

Silver Spike Investment Corp. (“Silver Spike” or the “Company”), a specialty finance company that was formed to invest across the cannabis ecosystem through investments primarily in the form of direct loans to privately held cannabis companies, today announced its financial results for the fiscal year ended December 31, 2022.

Quarter Ended 12/31/22 Highlights

•	Total investment income of $2.0 million

•	Net investment income of $1.4 million, or $0.23 per share

•	Investment portfolio of $50.3 million at fair value

•	Net asset value (“NAV”) per share increased to $13.91 on December 31, 2022 from $13.73 on September 30, 2022

Scott Gordon, Chairman and Chief Executive Officer of Silver Spike, commented, “We continue to build a robust portfolio of loans to the cannabis industry's top operators, leveraging the platform's deep industry network and knowledge base. As the cannabis industry moves through a challenging phase, we remain bullish on the long-term growth prospects of the industry and continue to see an abundant number of attractive loan opportunities. In January, we co-led and participated in a $35 million senior secured credit facility for MariMed,Inc. (“MariMed”), a premier seed-to-consumer vertically integrated multi-state cannabis operator, which will enable MariMed to fund its growth plans and be opportunistic in today's environment.”

Conference Call

Silver Spike will host a conference call and webcast to discuss the Company's fiscal year end 2022 financial results at 8:00 a.m. Eastern Time on Friday, March 31, 2023. Participants may register for the call here. A live webcast of the call will also be available on the Company’s website at ssic.silverspikecap.com.

The presentation to be used in connection with the conference call and webcast will be available at ssic.silverspikecap.com.

A replay of the call will be available at ssic.silverspikecap.com by end of day March 31, 2023.

Background

Silver Spike Investment Corp. is a closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, and has elected to be treated as a regulated investment company for U.S. federal income tax purposes. On February 8, 2022, Silver Spike completed its initial public offering. Silver Spike is managed by Silver Spike Capital, LLC, an investment manager focused on the cannabis and alternative health and wellness industries.

Results of Operations

For the three months ended December 31, 2022, total investment income was $2.0 million. This compares to total expenses of $0.6 million, resulting in net investment income of approximately $1.4 million, or $0.23 per share.

Silver Spike recorded a net unrealized loss of $0.3 million during the quarter ended December 31, 2022, primarily related to the fair valuation of our debt investments.

The Company generated a net increase in net assets from operations of $1.2 million, or $0.19 per share.

Net Asset Value

As of December 31, 2022, NAV per share increased to $13.91, compared to $13.73 as of September 30, 2022. The increase in NAV per share was primarily driven by the results from operations. Total net assets as of December 31, 2022 were $86.5 million, compared to $85.3 million as of September 30, 2022.

Portfolio and Investment Activity

As of December 31, 2022, Silver Spike’s investment portfolio had an aggregate fair value of approximately $50.3 million, comprising $40.7 million in secured loans in two portfolio companies and $9.6 million in secured notes in three portfolio companies.

During the quarter ended December 31, 2022, the Company made three investments. Subsequent to the quarter end, the Company made one additional investment on January 24, 2023.

As of the end of the quarter ended December 31, 2022, there were no loans on non-accrual status.

Liquidity and Capital Resources

At December 31, 2022, the Company had $35.1 million in available liquidity, comprising $35.1 million in cash and cash equivalents.

About Silver Spike Investment Corp.

Silver Spike, a specialty finance company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, was formed to invest across the cannabis ecosystem through investments primarily in the form of direct loans to privately held cannabis companies. Silver Spike’s investment objective is to maximize risk-adjusted returns on equity for its shareholders by investing primarily in secured and unsecured debt in cannabis companies and other companies in the health and wellness sector. Silver Spike is managed by Silver Spike Capital, LLC, an investment manager focused on the cannabis and alternative health and wellness industries. For more information, please visit https://ssic.silverspikecap.com/.

Forward-Looking Statements

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about the Company, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in the Company’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which the Company makes them. The Company does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

Contacts

Investors:

Bill Healy
bill@silverspikecap.com

212-905-4933

Media:

Alan Oshiki and Sydney Gever

Abernathy MacGregor

Silverspikecapital@abmac.com

212-371-5999

SILVER SPIKE INVESTMENT CORP.

 Statements of Assets and Liabilities

	December 31, 2022*	March 31, 2022

ASSETS
Investments at fair value:
Non-control/non-affiliate investments at fair value (amortized cost of $50,529,690 and $0, respectively)	$50,254,550	$-
Cash and cash equivalents	35,125,320	84,766,060
Interest receivable	1,559,081	9,215
Prepaid expenses	32,323	256,512
Due from affiliate	2,049	-
Total assets	$86,973,323	$85,031,787

LIABILITIES
Management fee payable	$170,965	$-
Excise tax payable	80,566	-
Administrator fees payable	57,306	47,151
Audit fees payable	50,000	50,000
Legal fees payable	44,301	33,983
Director’s fee payable	32,049	24,370
Professional fees payable	28,744	-
Offering cost payable	-	264,581
Organizational costs payable	-	34,168
Due to affiliate	-	85
Other payables	33,663	25,359
Total liabilities	$497,594	$479,697

Commitments and contingencies (Note 6)	-	-

NET ASSETS
Common Stock, $0.01 par value, 100,000,000 shares authorized, 6,214,672 and 6,214,672 shares issued and outstanding	$62,147	$62,147
Additional paid-in-capital	84,917,788	84,917,788
Distributable earnings/(Accumulated losses)	1,495,794	(427,845)
Total net assets	$86,475,729	$84,552,090
NET ASSET VALUE PER SHARE	$13.91	$13.61

*	On November 8, 2022, our Board of Directors approved a change in our fiscal year end from March 31 to December 31.

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SILVER SPIKE INVESTMENT CORP.

Statements of Operations

	For the period from April 1, 2022 through December 31, 2022*	Year Ended March 31, 2022	For the period from January 25, 2021 (Inception) through March 31, 2021
INVESTMENT INCOME
Non-control/non-affiliate investment income
Interest income	$3,628,585	$10,073		$-
Fee income	410,000	-		-
Total investment income	4,038,585	10,073		-

EXPENSES
Legal expenses	484,412	34,069		-
Management fee	336,432	-		-
Insurance expense	228,288	46,488		-
Audit expense	210,284	40,000		10,000
Administrator fees	171,494	47,151		-
Director expenses	99,845	-		-
Excise tax expense	80,566	-		-
Professional fees	70,264	34,920		-
Custodian fees	36,150	36,000		-
Organizational expenses	-	328,002		149,715
Other expenses	122,071	6,808		-
Total expenses	1,839,806	573,438		159,715

NET INVESTMENT INCOME (LOSS)	2,198,779	(563,365)		(159,715)

NET REALIZED GAIN (LOSS) FROM INVESTMENTS	-	-		-

NET CHANGE IN UNREALIZED APPRECIATION (DEPRECIATION) ON INVESTMENTS
Non-controlled/non-affiliate investments	(275,140)	-		-
Net change in unrealized appreciation/(depreciation) on investments	(275,140)	-		-

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$1,923,639	$(563,365)		$(159,715)

NET INVESTMENT INCOME (LOSS) PER SHARE - BASIC AND DILUTED	$0.35	$(0.64)	$	N/A
NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE - BASIC AND DILUTED	$0.31	$(0.64)	$	N/A
WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC AND DILUTED	6,214,672	877,409		N/A

*	On November 8, 2022, our Board of Directors approved a change in our fiscal year end from March 31 to December 31.